                                                                EXHIBIT 99-B.4.3

                     OPTION 1: PAYMENTS FOR A STATED PERIOD

                         Monthly Amount for Each $1,000*
        Rates for a Fixed Annuity with a [1.5%] Guaranteed Interest Rate

       YEARS                PAYMENT                YEARS                PAYMENT
       ------------------------------------------------------------------------
         5                $ [17.28                   20                 $ 4.81
         10                   8.96                   25                   3.99
         15                   6.20                   30                   3.44]

                      First Monthly Amount for Each $1,000*
      Rates for a Variable Annuity with a 3.5% Assumed Interest Rate (AIR)

       YEARS                PAYMENT                YEARS                PAYMENT
       ------------------------------------------------------------------------
         5                  $ 18.12                  20                 $ 5.75
         10                   9.83                   25                   4.96
         15                   7.10                   30                   4.45

                      First Monthly Amount for Each $1,000*
       Rates for a Variable Annuity with a 5% Assumed Interest Rate (AIR)

       YEARS                PAYMENT                YEARS                PAYMENT
       ------------------------------------------------------------------------
         5                 $ 18.74                   20                 $ 6.51
         10                  10.51                   25                   5.76
         15                   7.82                   30                   5.28

               * Net of any applicable premium tax deduction

                     OPTION 2: LIFE INCOME FOR ONE ANNUITANT

                     Monthly Payment Amount for Each $1,000*
     Rates for a Fixed Annuity Payment with [1.5%] Guaranteed Interest Rate

                                       OPTION 2(b):       OPTION 2(b):       OPTION 2(b):       OPTION 2(b):
   ADJUSTED        OPTION 2(a):         PAYMENTS           PAYMENTS           PAYMENTS           PAYMENTS
    AGE OF         PAYMENTS FOR        GUARANTEED         GUARANTEED         GUARANTEED         GUARANTEED        OPTION 2(c):
  ANNUITANT            LIFE             5 YEARS            10 YEARS           15 YEARS           20 YEARS          CASH REFUND
  ----------------------------------------------------------------------------------------------------------------------------
    55              $ [3.61             $ 3.56             $ 3.58             $ 3.52             $ 3.44             $ 3.27
    60                 4.13               4.11               4.06               3.95               3.79               3.63
    65                 4.83               4.79               4.68               4.46               4.15               4.06
    66                 5.00               4.96               5.46               4.57               4.22               4.17
    70                 5.80               5.72               5.40               5.02               4.47               4.62
    75                 7.20               7.00               6.40               5.54               4.68               5.33]

                  First Monthly Payment Amount for Each $1,000*
      Rates for a Variable Annuity Payment with 3.5% Assumed Interest Rate

                                              OPTION 2(b):        OPTION 2(b):       OPTION 2(b):       OPTION 2(b):
          ADJUSTED         OPTION 2(a):         PAYMENTS            PAYMENTS           PAYMENTS           PAYMENTS
           AGE OF          PAYMENTS FOR        GUARANTEED          GUARANTEED         GUARANTEED         GUARANTEED
         ANNUITANT             LIFE              5 YEARS            10 YEARS           15 YEARS           20 YEARS
         -----------------------------------------------------------------------------------------------------------
             55              $ 4.72             $ 4.71              $ 4.67             $ 4.60             $ 4.50
             60                5.23               5.21                5.13               5.00               4.82
             65                5.94               5.89                5.73               5.48               5.15
             70                6.92               6.81                6.49               6.00               5.43
             75                8.35               8.08                7.38               6.48               5.62

                  First Monthly Payment Amount for Each $1,000*
       Rates for a Variable Annuity Payment with 5% Assumed Interest Rate

                                              OPTION 2(b):        OPTION 2(b):       OPTION 2(b):       OPTION 2(b):
          ADJUSTED         OPTION 2(a):         PAYMENTS            PAYMENTS           PAYMENTS           PAYMENTS
           AGE OF          PAYMENTS FOR        GUARANTEED          GUARANTEED         GUARANTEED         GUARANTEED
         ANNUITANT             LIFE              5 YEARS            10 YEARS           15 YEARS           20 YEARS
         -----------------------------------------------------------------------------------------------------------
             55              $ 5.63             $ 5.61              $ 5.56             $ 5.47             $ 5.36
             60                6.12               6.09                6.00               5.85               5.65
             65                6.82               6.75                6.57               6.30               5.95
             70                7.80               7.67                7.30               6.78               6.21
             75                9.23               8.93                8.16               7.23               6.38

                  * Net of any applicable premium tax deduction

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.

                    OPTION 3: LIFE INCOME FOR TWO ANNUITANTS

                  First Monthly Payment Amount for Each $1,000*
     Rates for a Fixed Annuity Payment with [1.5%] Guaranteed Interest Rate

       ADJUSTED AGES                                                                  PAYMENTS
-----------------------------                                                        GUARANTEED
   PRIMARY       SECONDARY                                                            10 YEARS
  ANNUITANT      ANNUITANT      OPTION 3(a)       OPTION 3(b)      OPTION 3(c)       OPTION 3(d)     OPTION 3(e)    OPTION 3(f)
-------------------------------------------------------------------------------------------------------------------------------
      55             50          $ [2.88           $ 3.23            $ 3.43           $ 2.88           $ 3.20         $ 2.82
      55             60             3.20             3.62              3.88             3.19             3.39           3.08
      65             60             3.60             4.14              4.48             3.80             4.13           3.39
      65             70             4.15             4.86              6.45             4.14             4.46           3.75
      75             70             4.91             5.84              6.32             4.86             5.84           4.07
      75             80             6.00             7.25              8.09             5.59             6.55          4.10]

                  First Monthly Payment Amount for Each $1,000*
      Rates for a Variable Annuity Payment with 3.5% Assumed Interest Rate

               ADJUSTED AGES                                                                    PAYMENTS
     ----------------------------------                                                        GUARANTEED
         PRIMARY         SECONDARY                                                              10 YEARS
        ANNUITANT        ANNUITANT        OPTION 3(a)       OPTION 3(b)      OPTION 3(c)       OPTION 3(d)      OPTION 3(e)
     --------------------------------------------------------------------------------------------------------------------------
           55                50             $ 3.97           $ 4.35            $ 4.56           $ 3.97            $ 4.31
           55                60               4.27             4.73              5.00             4.26              4.48
           65                60               4.66             5.25              5.61             4.65              5.22
           65                70               5.19             5.97              6.44             5.17              5.54
           75                70               5.95             6.96              7.61             5.87              6.95
           75                80               7.04             8.39              9.29             6.79              7.64

                  First Monthly Payment Amount for Each $1,000*
       Rates for a Variable Annuity Payment with 5% Assumed Interest Rate

               ADJUSTED AGES                                                                    PAYMENTS
     ----------------------------------                                                        GUARANTEED
         PRIMARY         SECONDARY                                                              10 YEARS
        ANNUITANT        ANNUITANT        OPTION 3(a)       OPTION 3(b)      OPTION 3(c)       OPTION 3(d)      OPTION 3(e)
     --------------------------------------------------------------------------------------------------------------------------
           55                50             $ 4.88           $ 5.26            $ 5.48           $ 4.88            $ 5.23
           55                60               5.15             5.63              5.91             5.14              5.38
           65                60               5.52             6.14              6.51             5.51              6.10
           65                70               6.04             6.84              7.34             6.00              6.41
           75                70               6.77             7.84              8.51             6.68              7.81
           75                80               7.86             9.28             10.20             7.57              8.49

                * Net of any applicable premium tax deduction

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.